SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     -----------------------

                            FORM 8-K

                         Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange
                           Act of 1934


        Date of Report (date of earliest event reported)


                        February 25, 1997


                 HIGHLANDS INSURANCE GROUP, INC.
  ------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                            Delaware
  ------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation)

     1-14028                            75-2370945
  ------------------------------------------------------------
  (Commission File Number)

   (IRS Employee Identification No.)

     10370 Richmond Avenue, Houston, Texas    77042-4123
  ------------------------------------------------------------
    (Address of principal executive offices)  (Zip Code)

                          (713)952-9555
  ------------------------------------------------------------
     Registrant's telephone number, including area code
















ITEM 5.  Other Events

      The registrant, may at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.
    (a) On February 25, 1997, the registrant, Highlands
Insurance Group, Inc. ("Highlands") issued a press release entitled "Highlands Insurance Group, Inc. Announces Fourth
Quarter 1996 Results."

ITEM 7.

The following exhibit is filed with this report on Form 8-K:

Exhibit 1 - Press release dated February 25, 1997

                         SIGNATURES

      Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         HIGHLANDS INSURANCE GROUP, INC.


March 1, 1997             By:  /s/  DWAYNE D. HALLMAN
                              --------------------------
                              Dwayne D. Hallman
                              Vice President and Secretary

                        EXHIBIT INDEX
EXHIBIT NO.1     Press Release of February 25, 1997
                 Incorporated by Reference

EXHIBIT NO. 1:

FOR IMMEDIATE RELEASE

Contact:  Charles J. Bachand
Vice President
(713)267-8567
(713)267-8688 (Facsimile

                 HIGHLANDS INSURANCE GROUP, INC.
            ANNOUNCES FOURTH QUARTER 1996 RESULTS

     Houston, Texas - February 25, 1997 - Highlands Insurance Group, Inc. (NYSE:HIC), a regional property and casualty insurer, today announced its fourth quarter 1996 results. Highlands reported a net loss of $3.3 million or $.29 per share for the fourth quarter 1996 compared with a net loss of $2.7 million or $.23 per share for the fourth quarter 1995. For the year ended December 31, 1996, Highlands sustained a loss of $5.3 million or $.47 per share compared with a net loss of $120.7 million or $10.55 per share for the same period of 1995.

     The fourth quarter 1996 results include a pre-tax reserve strengthening charge amounting to $12.0 million primarily related to asbestos, environmental, mass tort and assumed reinsurance treaties. Additionally, the fourth quarter includes a $1.0 million pre-tax increase to legal reserves for the settlement of Proposition 103 and a $1.8 million reduction of net premiums earned related to prior years reinsurance treaties. Highlands recorded an $11.7 million tax benefit associated with these charges.

     Net premiums written declined 27.6% and 33.0% for the fourth quarter and year ended December 31, 1996, respectively, compared with the same 1995 periods. These declines result from exiting the assumed reinsurance and probate bond business, tightening underwriting standards, raising rates and declines in premiums due under retrospective policies. Net premiums earned declined 18.8% and 24.5% for the fourth quarter and year ended December 31, 1996, respectively, compared with the same 1995 periods and are impacted by the above items.

     "Reported results continue to show losses as we continue to strengthen Highlands' balance sheet. We are making progress toward our goal of achieving an underwriting profit. During 1996, our clean up efforts resulted in $35.9 million of pre-tax charges for prior year items including prior years loss reserve charges of $22.9 million. We enter 1997 with our major legal issues (Proposition 103 and Weatherford Roofing) behind us and a much stronger balance sheet," said Richard M. Haverland, Chairman and Chief Executive Officer of Highlands.

     Highlands Insurance Group, Inc. is a Texas based regional insurer that was spun off from Halliburton Company in January 1996, in a transaction sponsored by Insurance Partners, L.P. At that time, Insurance Partners, L.P. and Highlands' management invested $62.8 million in the Company. Highlands specializes in workers' compensation and related coverages in Texas and Louisiana.




      "Safe Harbor" Statement under Private Securities Litigation
Reform Act of 1995

      Certain sections of this press release contain statements which represent the company's expectations or beliefs concerning future events and are "forward looking statements" within the meaning of Section 21E of the Exchange Act. The company cautions that there are a variety of factors which may cause actual results to differ materially from those in the forward looking statements, including without limitation, changes in the regulatory environment, the outcome of various litigation matters, market acceptance of new products, and the effect of general economic conditions.



Comparative figures follow

                HIGHLANDS INSURANCE GROUP, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share data)

                               Periods Ended December 31
                              ---------------------------
                                      (Unaudited)
                       Fourth Quarter                Year Ended
                       ---------------              -------------
                   1996     1995    Change     1996      1995     Change
                   ----     ----    ------     ----      ----     ------

Gross premiums
 written (a)     $37,181  48,570   (23.4%)  $158,546    234,375   (32.4%)
Net premiums
 written (a)     $25,875  35,734   (27.6%)  $135,051    201,565   (33.0%)
                 =======  ======   ======   ========   ========   ======

REVENUES:
 Net premiums
  earned         $30,137   37,120   (18.8%)  $152,048  201,446   (24.5%)
 Net investment
  income          13,111   11,908    10.1%     50,988   48,529     5.1%
 Net realized
  investment
  gains              278      524   (46.9%)     1,199    2,618   (54.2%)
                 -------   ------            --------  -------

  Total
     revenues     43,526   49,552   (12.2%)   204,235  252,593   (19.1%)
                 -------   ------             -------  -------

EXPENSES:
 Loss and loss
  adjustment
  expense         42,446   33,464    26.8%    156,589  300,253   (47.8%)
 Underwriting
  expenses        14,203   18,786   (24.4%)    56,487   73,905   (23.6%)
Other expenses
  (income),net     1,837      (21)    NM        8,600     (823)      NM
                 -------   -------            -------   -------

  Total expenses
                  58,486   52,229    12.0%    221,676   373,335  (40.6%)
                 -------  -------             -------   -------

INCOME (LOSS)
 BEFORE INCOME
 TAX             (14,960) (2,677)     NM      (17,441) (120,742)    NM
INCOME TAX
 EXPENSE
 (BENEFIT) (b)   (11,676)    -        NM      (12,098)     -        NM
                  ------  ------              -------   -------
 NET INCOME
 (LOSS)          $(3,284) (2,677)    22.7%    $(5,343)  (120,742)    NM
                 ======= =======              =======    =======

Earnings (loss)
 per share (c)   $ (0.29)  (.23)              $ (0.47)    (10.55)
                  ====== ======                ======     ======

GAAP ratios:
 Loss             140.8%   90.2%                103.0%    149.2%
 Expense           47.1%   50.6%                 37.2%     36.7%
                 ------  ------                ------    ------
  Combined        187.9%  140.8%                140.2%    185.9%

a) Gross premiums and net premiums written have been redefined for all periods presented to include the effects of changes in premiums due under retrospective policies. Such changes were previously recorded only as net premiums earned.

b) The Company provides for income taxes on its statements of operations pursuant to SFAS 109, "Accounting for Income Taxes" (SFAS 109). With respect to losses for periods preceding the spin off (January 23, 1996), no tax benefit was recorded in the statements of operations pursuant to SFAS 109 and the Company's tax-sharing arrangement with its former parent, Halliburton Company. Tax receipts under its intercompany tax-sharing arrangements with it former parent were recorded as additions to stockholders' equity for the periods preceding the spin off.

c) Common stock warrants and stock options are considered to be antidilutive for primary and fully dilutive earning per share for each of the periods presented. Earnings per share for 1995 have been computed based upon 11,448,430 shares of Company common stock distributed on January 23, 1996.

[CAPTION]
                 HIGHLANDS INSURANCE GROUP, INC.
                   CONSOLIDATED BALANCE SHEETS
              (In thousands, except per share data)
[CAPTION]

                                                December 31,
                                              ----------------
                                              1996        1995
                                              ----        ----
                                                 (Unaudited)
[S]                                         [C]         [C]

Assets:
Investments:
  Fixed income securities:
   Available for sale, at fair value         $  324,905    227,509
  Held to maturity, at amortized cost           355,492    374,364
 Equity securities, at fair value                26,967     33,697
 Other                                            3,770       -
                                             ----------  ---------
       Total investments                        711,134    635,570

Cash and cash equivalents                        49,484     85,176
Premiums in course of collection                 24,048     40,959
Premiums due under retrospective
 policies                                       121,276    134,428
Receivable from reinsurers                      556,900    602,380
Funds on deposit with reinsurers                 14,456     15,449
Deferred taxes                                   37,126     29,534
Receivable from former affiliates                   250     41,255
Accrued investment income                        12,600     11,131
Deferred policy acquisition costs                 6,436     11,744
Other assets                                     32,321     28,465
                                             ----------  ---------
       Total assets                          $1,566,031  1,636,091
                                             ==========  =========

Liabilities:
Loss and loss adjustment expense             $1,156,824  1,253,627
Unearned premiums                                31,474     52,571
Convertible subordinated debentures              55,452       -
Other liabilities                                58,806     62,783
                                             ----------  ---------
       Total liabilities                      1,302,556  1,368,981
                                             ----------  ---------

Stockholders' equity:
  Common stock                                      114      1,000
  Additional paid-in capital                    192,273    184,168
  Net unrealized gain on investments              3,036      8,547
  Retained earnings                              68,052     73,395
                                             ----------  ---------
       Total stockholders' equity               263,475    267,110
                                             ----------  ---------
       Total liabilities and stockholders'
          equity                             $1,566,031  1,636,091
                                             ==========  =========

Common shares outstanding - proforma for

 December 31, 1995                               11,448     11,448
                                             ==========  =========

Book value per common share                  $    23.02      23.33
                                             ==========  =========

Fully diluted book value per common
  share (1)                                  $    18.71      NA
                                             ==========  =========
[/TABLE]

(1) Warrant exercise price at December 31, 1996 reduced by $1.80 per share due to the reserve development adjustment mechanism.